Exhibit 99.1

Computer Programs and Systems, Inc. Announces Third Quarter 2010 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--October 28, 2010--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

Third Quarter Highlights:

  Revenues of $40.9 million;
  12-month backlog of $122.9 million;
  Earnings per diluted share of $0.45;
  Cash provided by operations of $5.3 million; and
  Quarterly dividend of $0.36 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the third quarter and nine months ended September 30, 2010.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on November 26, 2010, to stockholders of record as of the close of business on November 11, 2010.

Total revenues for the third quarter ended September 30, 2010, increased 23.9% to $40.9 million, compared with total revenues of $33.0 million for the prior-year period. Net income for the quarter ended September 30, 2010, increased 21.6% to $4.9 million, or $0.45 per diluted share, compared with $4.0 million, or $0.37 per diluted share, for the quarter ended September 30, 2009. Cash provided by operations for the third quarter of 2010 was $5.3 million, compared with $1.2 million of cash used in operations for the prior-year period.

Total revenues for the nine months ended September 30, 2010, increased 17.2% to $110.2 million, compared with total revenues of $94.0 million for the prior-year period. Net income for the nine months ended September 30, 2010, increased 4.2% to $12.1 million, or $1.10 per diluted share, compared with $11.6 million, or $1.06 per diluted share, for the nine months ended September 30, 2009. Cash provided by operations for the first nine months of 2010 was $13.9 million, compared with $6.1 million for the prior-year period.

For the fourth quarter of 2010, the Company anticipates total revenues of $37 million to $40 million and net income of approximately $4.4 million to $4.8 million, or $0.40 to $0.44 per diluted share. CPSI’s 12-month backlog as of September 30, 2010, was $122.9 million, consisting of $31.8 million in non-recurring system purchases and $91.1 million in recurring payments for support, Business Management Services, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s third quarter 2010 conference call will be available on-line at www.cpsinet.com and www.earnings.com on October 29, 2010, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 650 client hospitals in 47 states and the District of Columbia. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 1,000 technical, healthcare, medical and business professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including the effects of the healthcare reform legislation enacted in 2010 and changes in healthcare policy affecting Medicare and Medicaid reimbursement rates; changes in accounting principles generally accepted in the United States; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to us or our customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Statements of Operations (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Sales revenues:
System sales	$17,482	$11,578	$42,049	$30,916
Support and maintenance	14,980	13,957	43,655	41,611
Business management services	8,451	7,473	24,464	21,464
Total sales revenues	40,913	33,008	110,168	93,991

Cost of sales:
System sales	12,591	9,428	33,778	25,716
Support and maintenance	6,161	5,595	17,619	15,916
Business management services	5,104	4,372	13,919	12,612
Total cost of sales	23,856	19,395	65,316	54,244
Gross profit	17,057	13,613	44,852	39,747

Operating expenses:
Sales and marketing	3,311	2,297	8,315	6,625
General and administrative	6,068	5,211	17,645	15,393
Total operating expenses	9,379	7,508	25,960	22,018

Operating income	7,678	6,105	18,892	17,729
Interest income, net	222	219	512	690
Income before taxes	7,900	6,324	19,404	18,419
Provision for income taxes	3,012	2,303	7,331	6,832
Net income	$4,888	$4,021	$12,073	$11,587

Basic earnings per share	$0.45	$0.37	$1.10	$1.06
Diluted earnings per share	$0.45	$0.37	$1.10	$1.06

Weighted average shares outstanding:
Basic	10,963	10,973	10,963	10,947
Diluted	10,963	10,973	10,963	10,949

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Balance Sheets (in thousands, except per share data)

	Sept. 30, 2010	Dec. 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,688	$4,387
Investments	13,395	13,243
Accounts receivable, net of allowance for doubtful accounts of $1,149 and $759, respectively	24,719	19,473
Financing receivables, current portion	3,265	3,767
Inventory	1,593	1,704
Deferred tax assets	2,140	1,527
Prepaid income taxes	–	868
Prepaid expenses	844	705
Total current assets	47,644	45,674

Financing receivables, long-term	4,365	3,761
Property and equipment	18,951	14,055
Accumulated depreciation	(10,550)	(9,039)
Total assets	$60,410	$54,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,641	$2,212
Deferred revenue	4,206	3,583
Accrued vacation	3,037	2,606
Income taxes payable	921	–
Other accrued liabilities	4,223	2,847
Total current liabilities	16,028	11,248

Deferred tax liabilities	824	512

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 10,963 and 10,973 shares issued and outstanding	11	11
Additional paid-in capital	30,334	29,679
Accumulated other comprehensive income	86	100
Retained earnings	13,127	12,901
Total stockholders’ equity	43,558	42,691
Total liabilities and stockholders’ equity	$60,410	$54,451

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information (In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2010
Net cash provided by operating activities	$5,335	$13,896
Purchases of property and equipment	(1,305)	(4,570)
Free cash flow	$4,030	$9,326

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Boyd Douglas, President and Chief Executive Officer
251-639-8100